Exhibit 99.1
GLG PARTNERS REPORTS Q1 2008 EARNINGS
•	Net revenues of $131.4 million for Q1 2008, 80% above Q1 2007
•	Total net inflows of $0.77 billion during Q1 2008 (3.1% of opening Q1 2008 net assets under management (AUM))
•	Net AUM of $24.6 billion as of March 31, 2008, up 53.2 % from March 31, 2007
•	Net GAAP loss of $222.2 million for Q1 2008
•	Non GAAP adjusted net income for Q1 2008 of $33.8 million, up 142.2% from Q1 2007
•	Regular dividend of $0.025 per share was paid on April 21, 2008
New York, May 7, 2008 — GLG Partners, Inc. (NYSE: GLG), a leading alternative asset manager, today reported a GAAP net loss attributable to common stockholders of $226.3 million for the quarter ended March 31, 2008. GAAP diluted EPS was ($1.07) for the quarter ended March 31, 2008. The first quarter 2008 GAAP net loss resulted primarily from the recognition of compensation related expenses associated with GLG’s reverse acquisition transaction with Freedom Acquisition Holdings in November 2007. There will be similar but diminishing GAAP compensation expenses quarterly, ending in the fourth quarter of 2012, related to the acquisition. For further discussion of these largely, non cash Acquisition related charges see below under “Non GAAP Financial Measures”.
Non GAAP adjusted net income (GAAP net (loss)/income plus Acquisition-related compensation expense less cumulative dividends) was $33.8 million, up 142.2% year-over-year. Non GAAP adjusted net income per non GAAP weighted average fully diluted share was $0.10 for the quarter ended March 31, 2008, up 150.0% year-over-year. Non GAAP adjusted net income and non GAAP weighted average fully diluted shares are financial measures not prepared under U.S. generally accepted accounting principles, or GAAP. A reconciliation of GAAP net income to Non GAAP adjusted net income and average fully diluted shares under GAAP to non GAAP weighted average fully diluted shares is presented below under “Non GAAP Financial Measures”.

GLG’s net assets under management (AUM) as of March 31, 2008 reached $24.6 billion (net of assets invested from other GLG managed funds), slightly up from net AUM as of December 31, 2007 and up 53.2% from March 31, 2007. Net inflows as a percentage of beginning period net AUM were 3.1% during the first quarter of 2008. GLG’s gross AUM (including assets invested from other GLG managed funds) was $29.1 billion at March 31, 2008, up 0.2% from December 31, 2007 and 56.2% from March 31, 2007. Moderate performance related declines across GLG managed funds were offset by inflows and currency translation in the quarter ended March 31, 2008 as set forth below in Table 1.
“While market conditions have presented many challenges in the first part of this year, they have also presented many opportunities and we remain optimistic about our prospects” said Noam Gottesman, Chairman and Co-CEO of GLG. “We have successfully managed this business through a broad spectrum of environments over the past 12 years and our focus remains on investing in our people, scaling our infrastructure and delivering superior investment performance.”
Table 1: Assets Under Management
(US$ in millions)

	As of Mar 31,
	2008	2007
Gross Fund-Based AUM	$26,404	$17,060
Managed Accounts AUM	2,385	1,398
Cash and Other Securities	347	197
Gross AUM	29,136	18,655
YoY % Change	56.2%	34.9%
Net AUM	24,646	16,085
YoY % Change	53.2%	36.2%

	Three Months Ended March 31,
	2008	2007
Opening Net AUM	$24,612	$15,154
Inflows	767	9
Performance ((losses)/gains net of gains/losses and fees)	(1,549)	845
Currency translation impact (non-USD AUM expressed in USD)	816	77

Closing Net AUM	$24,646	$16,085

% of Opening Net AUM
Net Fund-based inflows (net of redemptions)	3.1%	0.1%
Net Fund-based performance ((losses)/gains net of gains/losses)	(6.3%)	5.6%
Note: Performance as a percentage of operating net AUM is based on both opening AUM and inflows during the period and can be influenced by heavy flows.

Financial Summary
For the quarter ended March 31, 2008, net revenues and other income was up 80.0% to $131.4 million from $73.0 million in the same quarter in 2007, primarily due to increased management and administration fees as a result of higher levels of net assets under management.
Performance fees were immaterial in the quarter ended March 31, 2008 as it is our practice to recognize performance fees when they crystallize, generally on June 30 and December 31 of each year. Accordingly, the second quarter’s performance fees will largely reflect first half performance.
Management and administration fees totalled $121.0 million, or 2.0% of average net AUM for the first quarter ended March 31, 2008, increases of 72.9 % and 17 basis points (bps), respectively, compared to the quarter ended March 31, 2007. Other income of $5.6 million reflects primarily currency related gains on cash held on our balance sheet during first quarter 2008.
The total level of non GAAP compensation, benefits and profit share (“CBP”) fell by 289 bps to 40.3% for the quarter ended March 31, 2008 when expressed as a percentage of revenues for the same period last year, although this rose by 67.9% to $52.9 million from the year ago quarter. CBP is a financial measure not prepared under GAAP, and includes compensation, benefits and profit share but excludes Acquisition-related compensation expense described below under “Non GAAP Financial Measures”. Compensation, benefits and profit share for the first quarter 2008 rose to $313.0 million compared to $31.5 million in the same quarter last year, largely on the recognition of $260.2 million recognition of Acquisition-related compensation expense tied to our transaction with Freedom.
Please note that compensation, benefits and profit share tied to fund performance is only recognized when the related performance fees crystallize, generally on June 30 and December 31 of each year. Consequently during the second quarter, the portion of compensation expense and limited partner profit share tied to performance reflects crystallized first half performance.
General, administrative, and other expenses for the quarter ended March 31, 2008 increased 17.6% year-over-year to $30.3 million and decreased as a percentage of revenues from 35.3% to 23.1%. Net interest expense was $4.0 million during the quarter ended March 31, 2008 reflecting the cost of borrowings under our term loan and revolving credit facilities.
“Our financial performance to date reflects our ability to grow top line revenues while actively managing expenses” said Emmanuel Roman, Co-CEO and Managing Director of GLG. “As our business evolves and grows, we will continue to invest in our risk and controls infrastructure while managing the bottom-line”.

Capital and Dividends
As of March 31, 2008, there were 247.4 million common shares, 58.9 million FA Sub 2 Limited Exchangeable Shares, and 54.5 million warrants outstanding. During the first quarter of 2008, GLG repurchased 7.0 million warrants for $37.4 million, 0.3 million shares for $3.5 million and 2.1 million warrants were exercised at $7.50 per share for an aggregate of $16.1 million. Life to date (through May 5, 2008), GLG has repurchased 14.3 million warrants for $82.9 million, 0.3 million shares for $3.5 million and 5.5 million warrants have been exercised at $7.50 per share generating aggregate proceeds of $41.4 million.
We have $117.1 million remaining out of the $200 million in our authorized stock and warrant repurchase programs through August 2008.
We paid a regular quarterly dividend of $0.025 per share on April 21, 2008.
Investor/Analyst Conference Call and Webcast
GLG will hold a conference call for investors and analysts on Wednesday, May 7, 2008 at 8:30 a.m. EDT / 1:30 p.m. BST hosted by Chairman of the Board and Co-Chief Executive Officer, Noam Gottesman, Chief Financial Officer, Jeffrey Rojek, and Chief Operating Officer, Simon White. To participate by telephone, the domestic dial-in number is +1-888-713-4214 and the international dial-in number is +1-617-213-4866. The access code is 94617774. For the replay, which will be available until June 6, 2008, the domestic dial-in number is +1-888-286-8010 and the international dial-in number is +1-617-801-6888. The replay access code is 63443418. The teleconference will also be available via live webcast on GLG’s website at www.glgpartners.com.
Participants may pre-register for the call at:
https://www.theconferencingservice.com/prereg/key.process?key=P4UM34QP6.
(Due to its length, this URL may need to be copied/pasted into your Internet browser’s address field. Remove the extra space if one exists.)
Pre-registrants will be issued a pin number to use when dialing into the live call that will provide quick access to the conference by bypassing the operator upon connection.
The webcast will be available for replay on the “Calendar of Events” page of GLG’s website until June 6, 2008.
About GLG
GLG, one of the largest alternative asset managers in the world, offers its base of long-standing prestigious clients a diverse range of investment products and account management services. GLG’s focus is on preserving client’s capital and achieving consistent, superior absolute returns with low volatility and low correlations to both the equity and fixed income markets. Since its inception in 1995, GLG has built on the roots of its founders in the private wealth management industry to develop into one of the world’s largest and most recognized alternative investment managers, while maintaining its tradition of client-focused product development and customer service. As of March 31, 2008, GLG managed net AUM of over $24.0 billion.
Forward-looking Statements
This press release contains statements relating to future results that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: market conditions for GLG managed investment funds; performance of GLG managed investment funds, the related performance fees and the associated impacts on revenues, net income, cash flows and fund inflows/outflows; the cost of retaining GLG’s key investment and other personnel or the loss of such key personnel; risks associated with the expansion of GLG’s business in size and geographically; operational risk; litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on GLG’s resources; risks related to the use of leverage, the use of derivatives, interest rates and currency fluctuations; as well as other risks and uncertainties, including those set forth in GLG’s filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and GLG undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contacts:
Investors/analysts:

GLG:	Jeffrey Rojek Chief Financial Officer +1 212 224 7245 jeffrey.rojek@glgpartners.com

Michael Hodes Acting Director of Investor Relations +1 212 224 7223 michael.hodes@glgpartners.com
Media:

Finsbury:	Rupert Younger/Amanda Lee +44 (0)20 7251 3801 rupert.younger@finsbury.com amanda.lee@finsbury.com

Andy Merrill + 1 212 303 7600 andy.merrill@finsbury.com

Non GAAP Financial Measures
GLG presents certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (GAAP), in addition to financial results prepared in accordance with GAAP.
Compensation, benefits and profit share (“CBP”): GLG’s management assesses its personnel related expenses based on the measure non GAAP compensation, benefits and profit share, or non GAAP CBP. Non GAAP CBP reflects GAAP compensation, benefits and profit share adjusted to exclude Acquisition-related compensation expense in connection with the acquisition by Freedom Acquisition Holdings Inc. (“Freedom”) of GLG Partners LP and associated entities.
The majority of the Acquisition-related compensation is the result of the accounting for an agreement among certain of the Company’s principals concurrent with the Acquisition. Although there were no additional equity shares issued to the principals as a result of the agreement, due to the service conditions contained in the agreement, GAAP requires a charge to compensation as the service conditions are met for the fair value of those shares as of the date of the agreement. Management believes that this non-cash charge to compensation expense does not reflect our ongoing core business operations and compensation expense and excludes such amounts for assessing our ongoing core business performance.
Additionally, GLG subtracts any compensation expense related to dividends paid on unvested shares. Compensation expense is only booked in accordance with SFAS 123(R) on dividends on unvested shares that are ultimately not expected to vest.
Non GAAP CBP is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP compensation, benefits and profit share.
It should be noted that non GAAP CBP is equivalent to the non GAAP measure “comprehensive limited partner profit share, compensation and benefits”, or “non GAAP PSCB”, previously used by GLG’s management to assess its personnel related expenses. This label was updated to better conform to our current statement of operations presentation.
Non GAAP Adjusted Net Income: GLG’s management assesses the underlying performance of its business based on the measure “adjusted net income,” which adjusts net (loss)/income before minority interest for (1) the Acquisition-related compensation expense and (2) the cumulative dividends payable to the holders of exchangeable shares of our FA Sub 2 Limited subsidiary in respect of our estimate of the net taxable income of FA Sub 2 Limited allocable to such holders multiplied by an assumed tax rate. Adjusted net income is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP net (loss)/income as an indicator of GLG’s operating performance or any other measures of performance derived in accordance with GAAP.

Non GAAP Weighted Average Fully Diluted Shares: GLG’s management assesses business performance per share based on the measure “non GAAP weighted average fully diluted shares outstanding,” which adjusts average fully diluted shares outstanding under GAAP for (1) the unvested shares issued pursuant to our equity participation plan, which are recorded under GAAP as treasury shares, but upon which we will pay dividends; (2) unvested shares awarded under our 2007 Restricted Stock Plan and our 2007 Long-Term Incentive Plan upon which we will pay dividends; (3) the impact on the weighted average fully diluted shares outstanding of including all of the 69 million outstanding shares of Freedom common stock immediately prior to the closing of the acquisition by Freedom from January 1, 2006 rather than from November 2, 2007; and (4) the impact of including all of the 74 million Freedom warrants as outstanding from January 1, 2006 rather than from November 2, 2007 in determining the weighted average number of warrants outstanding in each period, and applying the treasury stock method to determine the number of fully diluted shares outstanding under such warrants applying the stock price on November 2, 2007 for all dates prior to November 2, 2007. Non GAAP weighted average fully diluted shares is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP fully diluted shares outstanding or used in calculating GAAP earnings per share.
GLG is providing these non GAAP financial measures to enable investors, securities analysts and other interested parties to perform additional financial analysis of GLG’s personnel related costs and its earnings from operations and because GLG believes that they will be helpful to investors in understanding all components of personnel-related costs of GLG’s business. GLG’s management believes that non GAAP financial measures also enhance comparisons of GLG’s core results of operations with historical periods. In particular, GLG believes that the non GAAP adjusted net income measure better represents profits available for distribution to stockholders than does GAAP net (loss)/income. Non GAAP weighted average fully diluted shares is a non GAAP financial measure that we use internally to measure the number of shares on which we expect to pay dividends plus the warrants outstanding under the treasury stock method.
Investors should consider these non GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of performance prepared in accordance with GAAP. The non GAAP financial measures presented by GLG may be different from financial measures used by other companies.
SOURCE GLG Partners Inc.

GLG Partners, Inc.
Combined and Consolidated Statement of Operations
(US$ in thousands; US GAAP)

	Three Months Ended
	March 31,
	2008	2007	% Change
Net revenues and other income

Management fees, net	$98,756	$57,343	72%
Performance fees, net	4,735	2,521	88%
Administration fees, net	22,248	12,645	76%
Other	5,641	498	1033%

Total net revenues and other income	131,380	73,007	80%

Expenses

Employee compensation and benefits	(287,935)	(25,048)	1050%
Limited partner profit share	(25,104)	(6,453)	289%

Compensation, benefits and profit share	(313,039)	(31,501)	894%
General, administrative and other	(30,303)	(25,764)	18%

	(343,342)	(57,265)	500%

(Loss)/ Income from operations	(211,962)	15,742	(1446%)

Interest (expense)/income, net	(4,043)	1,475	(374%)

(Loss)/income before income taxes	(216,005)	17,217	(1355%)

Income taxes	(6,200)	(3,255)	90%

GAAP net (loss)/income	$(222,205)	$13,962	(1691%)

Minority interests
Cumulative dividends	(4,129)	—
Share of income	—	(210)	(100%)

GAAP net (loss)/income attributable to common stockholders	$(226,334)	13,752	(1746%)

Weighted average shares outstanding, basic	211,167	135,712
Net (loss)/income per common share, basic	(1.07)	0.10	(1158%)

Net (loss)/income attributable to common stockholders, diluted	(226,334)	13,752
Weighted average shares outstanding, diluted	211,167	194,617
Net (loss)/income per share, diluted	(1.07)	0.07	(1617%)

GLG Partners, Inc.
Consolidated Balance Sheets
(US$ in thousands; US GAAP)

	As of March 31,	As of December 31,
	2008	2007
Assets

Cash and cash equivalents	$294,539	$429,422
Restricted cash	24,099	24,066
Investments (at fair value)	92,115	96,108
Fees receivable	51,385	389,777
Prepaid expenses and other assets	35,333	35,685
Goodwill	587	—
Property, plant and equipment, net	9,265	9,079

Total Assets	507,323	984,137

Liabilities and Stockholders’ Equity

Current Liabilities
Rebates and sub-administration fees payable	$16,626	$21,207
Accrued compensation, benefits and profit share	91,324	467,887
Income taxes payable	31,717	37,464
Distribution payable	111,929	78,093
Accounts payable and other accruals	50,137	37,624
Other liabilities	29,651	16,092

Total Current Liabilities	331,384	658,367

Minority Interests	—	1,911
Loans Payable	570,000	570,000

Total Non-Current Liabilities	570,000	571,911

Total Liabilities	901,384	1,230,278

Commitments and Contingencies	—	—

Stockholders’ equity

Common stock, $.0001 par value; 1,000,000,000 authorized, 247,439,127 issued and outstanding (2006: 171,083,976 issued and outstanding)	25	24

Additional Paid in Capital	784,079	575,589

Treasury Stock, 25,382,500 shares of common stock [1]	(347,740)	(347,740)

Series A voting preferred stock; 150,000,000 authorized, 58,904,993 issued and outstanding (2006: 58,904,993 issued and outstanding)	6	6

Accumulated deficit	(829,548)	(477,497)
Accumulated other comprehensive income	(883)	3,477

Total stockholders’ equity	(394,061)	(246,141)

Total liabilities and stockholders’ equity	$507,323	$984,137

[1] Represents stock held by GLG subsidiaries to be delivered in respect of future service obligations of Equity Limited Partnership members and included in common stock issued and outstanding.

	Three Months Ended March 31,
	2008	2007
Net cash provided by operating activities	$7,518	$14,611

Net cash used in investing activities	(3,256)	(1,997)

Net cash used in financing activities	(138,733)	(137,623)

Net decrease in cash and cash equivalents	(134,471)	(125,009)
Effect of foreign currency translation	(412)	1,053
Cash and cash equivalents at beginning of the period	429,422	273,148

Cash and cash equivalents at end of the period	$294,539	$149,192

GLG Partners, Inc.
Financial Supplement

				Trailing 12 months	Trailing 12 months
(USD in millions)	1Q 2008	4Q 2007	1Q 2007	to 3/31/08	to 3/31/07
Opening Net AUM	24,612	20,466	15,154	16,085	11,811
Inflows (net of redemptions)	767	2,927	9	6,836	2,152
Performance ((losses)/gains net of gains/losses and fees)	(1,549)	986	845	(11)	1,485
Currency translation impact (non-USD AUM expressed in USD)	816	232	77	1,736	638
Closing Net AUM	24,646	24,612	16,085	24,646	16,085

Average net AUM	24,629	22,539	15,620	20,879	14,047

(USD in thousands except per share amounts)

Management fees	98,756	88,260	57,343	328,565	206,324

Performance fees	4,735	334,826	2,521	680,876	394,010

Administration fees	22,248	21,237	12,645	73,827	40,038

Other	5,641	2,206	498	15,223	3,383

Total net revenues and other income	131,380	446,529	73,007	1,098,491	643,755

Compensation, benefits and profit share	(313,039)	(893,187)	(31,501)	(1,492,750)	(375,282)

General, administrative and other	(30,303)	(29,291)	(25,764)	(113,464)	(82,719)

Net interest (expense) income	(4,043)	(2,345)	1,475	(3,169)	4,497

Income tax expense	(6,200)	(30,979)	(3,255)	(66,945)	(30,979)

GAAP net (loss) income before minority interests	(222,205)	(509,273)	13,962	(577,837)	159,272

Add: Acquisition-related compensation expense	260,155	639,077	—	899,232	—
Deduct: Cumulative dividends	(4,129)	(2,723)	—	(6,852)	—

Non GAAP adjusted net income(1)	33,821	127,081	13,962	314,544	159,272

Non GAAP weighted average fully diluted shares	328,483	331,263	333,737	330,787	333,893

Non GAAP adjusted net income divided by non GAAP weighted average fully diluted shares	0.10	0.38	0.04	0.95	0.48

Management fees and Administration fees/ Avg. net AUM(2)	2.0%	1.9%	1.8%	1.9%	1.8%
Total net revenues and other income /Avg. net AUM(2)	2.1%	7.9%	1.9%	5.3%	4.6%
Compensation, benefits and profit share less Acquisition-related compensation expense / Total net revenues and other income	40.3%	56.9%	43.1%	54.0%	58.3%
General, administrative and other expenses/ Total net revenues and other income	23.1%	6.6%	35.3%	10.3%	12.8%
Non GAAP adjusted net income/Total net revenues and other income	25.7%	28.5%	19.1%	28.6%	24.7%
“Effective” tax rate (income taxes plus cumulative dividends / sum of adjusted net income, income taxes and cumulative dividends)	23.4%	21.0%	18.9%	19.0%	16.3%

(1)	See “Non-GAAP Financial Measures” for further detail.

(2)	Ratios annualized for 1Q and 4Q 2007 as well as 1Q 2008.

GLG Partners, Inc.
Non GAAP Adjusted Net Income for Three Months Ended March 31, 2008 and March 31, 2007
(US$ in thousands)

	Three Months Ended
	March 31,
	2008	2007	% Change
Derivation of non GAAP adjusted net income

GAAP net (loss)/income	$(222,205)	13,962	(1691.5%)
Add: Acquisition-related compensation expense	260,155	0
Less: cumulative dividends	(4,129)	0

Non GAAP adjusted net income	$33,821	13,962	142.2%

Non GAAP adjusted net income per non GAAP weighted average fully diluted share	0.10	0.04	150.0%

Non GAAP weighted average fully diluted shares	328,483	333,893
GLG Partners, Inc.
Non GAAP Expenses for Three Months Ended March 31, 2008 and March 31, 2007
(US$ in thousands)

	Three Months Ended
	March 31,
	2008	2007	% Change
Non GAAP expenses

Compensation, benefits and profit share	$(313,039)	(31,501)	893.7%
Add: Acquisition-related compensation expense	260,155	—

Non GAAP compensation, benefits and profit share (CBP)	$(52,884)	$(31,501)	67.9%

GAAP general, administrative and other	(30,303)	(25,764)	17.6%

Non GAAP total expenses	$(83,187)	$(57,265)	45.3%

GLG Partners, Inc.

Share Count Reconciliation: GAAP Weighted Average Fully Diluted Shares to
Non GAAP Weighted Average Fully Diluted Share Count
(Share count in thousands)

	1Q 08	4Q 2007	1Q 2007
Outstanding
Common stock (including Treasury Stock)[1]	236,764	234,263	161,095
Unvested shares	10,675	10,468	10,468

Total issued and outstanding common stock	247,439	244,731	171,563
FA Sub 2 Limited Exchangeable Shares	58,905	58,905	58,905
Warrants	54,485	63,633	—

Weighted Average Outstanding
Common stock (excluding Treasury Stock)	211,167	180,683	135,712
Unvested shares	10,652	10,468	10,468
FA Sub 2 Limited Exchangeable Shares	58,905	58,905	58,905
Warrants	56,097	43,709	—

GAAP Weighted Average Fully Diluted Share Count
Common stock	211,167	180,683	135,712
Unvested shares	—	—	—
FA Sub 2 Limited Exchangeable Shares	—	—	58,905
Warrants	—	—	—

Total	211,167	180,683	194,617

Non GAAP adjustments to weighted average fully diluted share count
Common stock:
GAAP weighted average fully diluted share count	211,167	180,683	135,712
add: unvested shares issued pursuant to our equity participation plan, Restricted Stock Plan and LTIP on which dividends will be paid.	36,272	35,851	35,851
add: impact on weighted average fully diluted shares outstanding in each period of including 69.8 million shares of Freedom common stock from January 1, 2006 instead of November 2, 2007.	—	25,037	69,800
add: impact of using a post acquisition averaging period (59 days) for post acquisition warrant exercises and repurchases.	—	116	—

Non GAAP weighted average fully diluted share count	247,439	241,687	241,363

FA Sub 2 Limited Exchangeable Shares:
GAAP weighted average fully diluted share count	—	—	58,905
inclusion of Exchangeable shares as dilutive under non GAAP	58,905	58,905	—

Non GAAP weighted average fully diluted share count	58,905	58,905	58,905

Warrants:
GAAP weighted average fully diluted share count	—	—	—
add: inclusion of weighted average warrants as dilutive under non-GAAP(2)(3)	22,139	30,671	33,625

Non GAAP weighted average fully diluted share count outstanding	22,139	30,671	33,625

Non GAAP, Weighted Average Fully Diluted Share Count(2),(3)
Common stock	247,439	241,687	241,363
FA Sub 2 Limited Exchangeable Shares	58,905	58,905	58,905
Warrants	22,139	30,671	33,625

Total	328,483	331,263	333,893

Equity Market Capitalization (USD in Thousands)
Common equity market capitalization(4)	3,636,303	4,129,449	—
Warrant market capitalization	247,907	383,068	—

Total equity capitalization(4)	3,884,210	4,512,517	—

(1)	Represents stock held by GLG subsidiaries to be delivered in respect of future service obligations of Equity Limited Partnership members.

(2)	Reflects weighted average diluted shares outstanding eligible to receive common dividends or the equivalent plus diluted warrants outstanding under the treasury stock method

(3)	Uses the November 2, 2007, the date the Freedom transaction closed, price of $13.70 and share count of 230,467,891 for all prior periods.

(4)	Assumes conversion of FA Sub 2 Limited exchangeable shares

GLG Partners, Inc.
Composition of Assets Under Management and Net Flows Supplement
(US$ in millions)

	As of March 31,		YOY	Qtr on Qtr % Change		As of Dec 31,		YOY
	2008	2007	% Change	Q1 2008	Q1 2007	2007	2006	% Change
Alternative strategy	19,267	11,200	72.0%	2.3%	7.6%	$18,833	$10,410	80.9%
Long-only	4,254	3,882	9.6%	(10.9%)	1.8%	4,774	3,815	25.1%
Internal FoHF	2,233	1,403	59.1%	(3.7%)	11.3%	2,318	1,261	83.9%
External FoHF	651	575	13.2%	8.7%	1.2%	598	568	5.4%

Gross Fund-Based AUM	26,404	17,060	54.8%	(0.4%)	6.3%	26,523	16,053	65.2%

Managed accounts	2,385	1,398	70.6%	1.2%	13.4%	2,357	1,233	91.2%
Cash	347	197	76.1%	68.4%	(36.5%)	206	310	(33.5%)

Total Gross AUM	29,136	18,655	56.2%	0.2%	6.0%	29,086	17,596	65.3%

Less: internal FoHF investments in GLG funds	(2,217)	(1,372)	61.6%	(4.9%)	8.2%	(2,331)	(1,268)	83.9%
Less: external FoHF investments in GLG funds	(51)	(53)	(3.7%)	(3.6%)	8.9%	(53)	(49)	8.9%
Less: alternatives fund-in-fund investments	(2,221)	(1,145)	94.1%	6.2%	1.8%	(2,090)	(1,125)	85.8%

Net AUM	24,646	16,085	53.2%	0.1%	6.1%	$24,612	$15,154	62.4%

	Three Months Ended March 31,		Trailing 12 Months Ended March 31,		Three Months Ended Dec 31,
	2008	2007	2008	2007	2007	2006
Opening Net AUM	$24,612	$15,154	$16,085	$11,811	$20,466	$13,718
Inflows (net of redemptions)	767	9	6,836	2,152	2,927	102
Performance ((losses)/gains net of losses /gains and fees)	(1,549)	845	(11)	1,485	986	1,033
Currency translation impact (non US$ AUM expressed in US$)	816	77	1,736	638	232	301

Closing Net AUM	$24,646	$16,085	$24,646	$16,085	$24,612	$15,154

% of Opening Net AUM
Net Fund-based inflows (net of redemptions)	3.1%	0.1%	42.5%	18.2%	14.3%	0.7%
Net Fund-based net performance ((losses)/gains net of gains/losses)	(6.3%)	5.6%	(0.1%)	12.6%	4.8%	7.5%
Note: Net performance as a percentage of opening net AUM is based on both opening AUM and inflows during the period and can be influenced by heavy inflows.